Exhibit 99.1

For Immediate Release	Contacts: CarlosR. Peña, Senior Vice President, General Counsel and Corporate Secretary Pioneer Drilling Company (210) 828-7689
Lisa Elliott / lelliott@drg-l.com Anne Pearson / apearson@drg-l.com DRG&L / (713) 529-6600

Pioneer Drilling Company

Announces Listing on the NYSE

SAN ANTONIO, Texas, June 25, 2012 – Pioneer Drilling Company (NYSE MKT: PDC) announced today that it has received authorization to transfer the listing of its common stock, par value $.10 per share, from the NYSE MKT to the New York Stock Exchange (NYSE). The Company expects its common stock to begin trading on the NYSE on or around June 28, 2012 under its current ticker symbol “PDC.” Until that time, Pioneer’s common stock will continue to trade on the NYSE MKT.

About Pioneer

Pioneer Drilling Company provides contract land drilling services to independent and major oil and gas operators in Texas, Louisiana, the Mid-Continent, Rocky Mountain and Appalachian regions and internationally in Colombia through its Pioneer Drilling Services Division. Pioneer also provides well, wireline, coiled tubing, and fishing and rental services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent, Rocky Mountain and Appalachian regions through its Pioneer Production Services Division.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal Securities Laws. These forward-looking statements are based upon the Company’s present beliefs and expectations, but these statements and the implications of these statements are not guaranteed to occur. For example, while it is anticipated that the Company’s common stock will begin trading on the NYSE on June 28, 2012, this date may be delayed or changed. For these reasons, among others, investors should not place undue reliance upon any forward-looking statements.

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